Exhibit 99.1

Contact:	Miles Goda Director of Investor Relations 206-613-0826

WatchGuard Reports Second Quarter Results

Seattle, Washington—July 24, 2003. WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of Internet security solutions, today announced its financial results for the quarter ended June 30, 2003.

WatchGuard reported net revenue of $20.0 million for the second quarter ended June 30, 2003, up 12% from $17.8 million in the second quarter of 2002, and down 8% from $21.8 million reported in the previous quarter. Product revenue was $13.1 million, up 5% from $12.5 million in the second quarter of 2002, and down 10% from $14.6 million in the previous quarter. The sequential decline in product revenue reflects the impact of lower sales in Japan and certain regions of Europe, as well as competitive pricing on WatchGuard’s Firebox III product line and the launch of new promotional programs during the quarter designed to drive future demand for a number of its products.

Service revenue was $6.9 million, up 29% from $5.3 million in the second quarter of 2002, and down 5% from $7.2 million in the previous quarter. Excluding the benefits from WatchGuard’s license compliance initiatives, which were significantly larger in the first quarter compared to the second quarter, service revenues would have increased 3% sequentially.

WatchGuard reported gross margins of 62% for the second quarter of 2003, down from 64% in the second quarter of 2002, and down from 70% in the previous quarter. Product gross margins were 54%, down from 61% in the second quarter of 2002, and down from 66% in the previous quarter. Service gross margins were 77%, up from 71% in the second quarter of 2002, and down from 80% in the previous quarter. The decline in gross margins in the second quarter of 2003 was primarily due to increased inventory reserves, as well as competitive pricing and product mix.

On a GAAP basis, WatchGuard reported a net loss of $3.6 million, or ($0.11) per share, compared to a net loss of $11.7 million, or ($0.36) per share, in the second quarter of 2002, and compared to a net loss of $0.8 million, or ($0.03) per share, in the previous quarter. Excluding amortization of acquisition-related costs, non-cash stock-based compensation, acquired in-process research and development costs, and restructuring charges, pro forma net loss for the second quarter was $3.0 million, or ($0.09) per share, compared to a pro forma net loss of $4.6 million, or ($0.14) per share, in the second quarter of 2002, and a pro forma net loss of $0.2 million, or ($0.01) per share, in the previous quarter. The reconciliation of WatchGuard’s GAAP net loss per share to WatchGuard’s pro forma net loss per share for the quarter ended June 30, 2003, the net loss per share for the previous quarter, and the net loss per share for the quarter ended June 30, 2002, is set forth at the end of this press release.

WatchGuard ended June 30, 2003, with $84.9 million in cash and securities.

Recent Developments

WatchGuard recently announced:

•	The appointment of Dale Bastian to Senior Vice President, Worldwide Sales, and Dean Mansfield to Vice President, International Sales;

•	The incorporation of WatchGuard’s industry-leading application layer inspection technology onto its Vclass platform, providing these customers with proven intrusion prevention technology; and

•	The release of the Firebox SOHO6 Wireless, the first product designed to provide a complete, robust wireless and scalable wired security solution in a single firewall/VPN appliance.

“While we are disappointed in our second quarter results and we have some near-term challenges, we believe we are taking the necessary actions to grow our business over the long term,” said Jim Cady, President and CEO of WatchGuard. “We have strengthened our organization by adding two seasoned sales executives. Dale Bastian, our new Senior Vice President of Worldwide Sales, was instrumental in growing Polycom from $40 million to $380 million in revenue. Dean Mansfield, our new Vice President of International Sales, has extensive experience in the security industry from his tenure with Network Associates, where he managed sales for Europe and Asia-Pacific, and was responsible for building a powerful presence in Japan.”

“During the second quarter, we added a significant number of new Vclass customers and continued to introduce innovative new products and features, such as our SOHO6 Wireless and integrated intrusion prevention technology for our Vclass products. In coming quarters, we expect to continue to reduce our operating expenses, invest in critical areas of our business, and take additional steps to achieve long-term revenue growth and sustainable profitability.”

Webcast Information

An Internet broadcast of WatchGuard’s conference call discussing its second quarter results (2:00 PM Pacific/5:00 PM Eastern) will be available on July 24, 2003, at www.watchguard.com under “Investor Relations.” A replay of the call will be archived at www.watchguard.com under “Investor Relations.” Research analysts and institutional investors may access the live conference call by calling 800-884-5695 (U.S. and Canada) or 617-786-2960 (International). The conference call ID number is 16281104.

About WatchGuard Technologies, Inc.

WatchGuard is a leading provider of dynamic, comprehensive Internet security solutions designed to protect enterprises that use the Internet for e-business and secure communications. The Company is a pioneer in the creation of the plug-and-play Internet security appliance, the Firebox, and server security software. The Company’s innovative LiveSecurity Service enables organizations and users to keep their security systems up-to-date, and its ServerLock and AppLock/Web software provide server content and application security to protect critical data and services against unauthorized or unintentional access or manipulation. The Company’s RapidStream “Secured by Check Point” product line is specifically designed to address the enterprise customer’s need for VPN performance, scalability, and flexibility in a Check Point appliance solution. For more information, please call 206-521-8340 or visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to grow our business, reduce our expenses, achieve revenue growth and sustain profitability, and statements about our expected financial results for future quarters are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that our future operating results will fall below expectations, the risk that we are unable to achieve expense reductions or that these reductions will have an unexpected impact on our revenues, the risk that we are unable to achieve or sustain revenue growth or profitability, the risk that we will face continued or increased pricing pressure, the risk that there will not be timely availability and customer acceptance of our new and existing products, the risk that we will face continued or increased competition, and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended March 31, 2003, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, RapidStream, LiveSecurity, Firebox, ServerLock, and AppLock are either registered trademarks or trademarks of WatchGuard Technologies, Inc. or its subsidiaries in the United States and/or other countries. Check Point is a trademark of Check Point Software Technologies Ltd.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

unaudited

	Three Months Ended			Six Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenues:
Product	$13,132	$14,579	$12,500	$27,711	$23,058
Service	6,888	7,230	5,348	14,118	10,302

Total revenues	20,020	21,809	17,848	41,829	33,360

Cost of revenues:
Product	6,066	4,975	4,870	11,041	9,167
Service	1,556	1,475	1,551	3,031	3,067

Total cost of revenues	7,622	6,450	6,421	14,072	12,234

Gross margin	12,398	15,359	11,427	27,757	21,126
Gross margin percent	61.9%	70.4%	64.0%	66.4%	63.3%
Operating expenses:
Sales and marketing	8,204	8,673	8,763	16,877	16,201
Research and development	5,337	5,219	6,015	10,556	10,683
General and administrative	2,016	1,934	2,031	3,950	4,031
Stock-based compensation	62	121	401	183	1,014
Amortization of other intangible assets acquired	554	518	1,219	1,072	1,940
Acquired in-process technology	—		1,179	—	1,179
Restructuring charges	—	—	4,272	—	4,272

Total operating expenses	16,173	16,465	23,880	32,638	39,320

Operating loss	(3,775)	(1,106)	(12,453)	(4,881)	(18,194)
Interest income, net	183	263	766	446	1,886

Loss before income taxes	(3,592)	(843)	(11,687)	(4,435)	(16,308)
Provision for income taxes	8	6	16	14	29

Net loss	$(3,600)	$(849)	$(11,703)	$(4,449)	$(16,337)

Basic and diluted net loss per share	$(0.11)	$(0.03)	$(0.36)	$(0.14)	$(0.55)

Shares used in computation of basic and diluted net loss per share	32,842	32,740	32,095	32,791	29,580

WATCHGUARD TECHNOLOGIES, INC.

NON-GAAP PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Stock-Based Compensation, Amortization and Restructuring Charges

(in thousands, except per share data)

unaudited

	Three Months Ended			Six Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Revenues:
Product	$13,132	$14,579	$12,500	$27,711	$23,058
Service	6,888	7,230	5,348	14,118	10,302

Total revenues	20,020	21,809	17,848	41,829	33,360

Cost of revenues:
Product	6,066	4,975	4,870	11,041	9,167
Service	1,556	1,475	1,551	3,031	3,067

Total cost of revenues	7,622	6,450	6,421	14,072	12,234

Gross margin	12,398	15,359	11,427	27,757	21,126
Gross margin percent	61.9%	70.4%	64.0%	66.4%	63.3%
Operating expenses:
Sales and marketing	8,204	8,673	8,763	16,877	16,201
Research and development	5,337	5,219	6,015	10,556	10,683
General and administrative	2,016	1,934	2,031	3,950	4,031

Total operating expenses	15,557	15,826	16,809	31,383	30,915

Pro forma loss from operations	(3,159)	(467)	(5,382)	(3,626)	(9,789)
Interest income, net	183	263	766	446	1,886

Pro forma loss before income taxes	(2,976)	(204)	(4,616)	(3,180)	(7,903)
Provision for income taxes	8	6	16	14	29

Pro forma net loss	$(2,984)	$(210)	$(4,632)	$(3,194)	$(7,932)

Pro forma basic and diluted net loss per share	$(0.09)	$(0.01)	$(0.14)	$(0.10)	$(0.27)

Shares used in per share calculations, basic and diluted	32,842	32,740	32,095	32,791	29,580

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF THE ABOVE NON-GAAP PRO FORMA AMOUNTS TO GAAP NET LOSS:

(in thousands)

unaudited

	Three Months Ended			Six Months Ended
	June 30, 2003	March 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Pro forma net loss	$(2,984)	$(210)	$(4,632)	$(3,194)	$(7,932)
Adjustments to reconcile pro forma net loss to net loss in the financial statements:
Stock-based compensation	62	121	401	183	1,014
Amortization of other intangible assets acquired	554	518	1,219	1,072	1,940
Acquired in-process technology	—	—	1,179	—	1,179
Restructuring charges	—	—	4,272	—	4,272

Net effect of pro forma adjustments	616	639	7,071	1,255	8,405

Net loss	$(3,600)	$(849)	$(11,703)	$(4,449)	$(16,337)

Use of Non-GAAP Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, WatchGuard uses pro forma measures of operating results, net income, and earnings per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of WatchGuard’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with generally accepted accounting principles in the United States. Pro forma results exclude:

•	non-cash stock-based compensation expenses originating from employee stock options granted at less than fair value, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the Qiave Technologies Corporation and RapidStream, Inc. acquisitions;

•	the amortization and impairment of other intangibles arising from WatchGuard’s acquisition of Qiave Technologies Corporation in October 2000 and RapidStream Inc. in April 2002;

•	acquired in-process technology; and

•	restructuring charges.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

unaudited

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$11,453	$8,890
Short-term investments	73,437	80,412
Trade accounts receivable, net	9,349	8,813
Inventories, net	5,624	4,442
Prepaid expenses and other receivables	3,266	4,435

Total current assets	103,129	106,992
Property and equipment, net	6,447	6,467
Goodwill	66,605	66,605
Other intangibles, net and other assets	8,027	9,234

Total assets	$184,208	$189,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	5,640	4,905
Accrued expenses and other liabilities	6,142	5,143
Accrued restructuring and acquisition costs	6,699	9,035
Deferred revenue	17,582	18,451

Total current liabilities	36,063	37,534
Total stockholders’ equity	148,145	151,764

Total liabilities and stockholders’ equity	$184,208	$189,298

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

unaudited

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
Operating activities:
Net loss	$(3,600)	$(11,703)	$(4,449)	$(16,337)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	697	728	1,419	1,351
Amortization of other intangible assets acquired	554	1,221	1,072	1,944
Amortization of stock-based compensation	62	401	183	1,014
Acquired in-process technology	—	1,179	—	1,179
Changes in operating assets and liabilities:
Trade accounts receivable, net	834	35	(536)	(2,546)
Inventories, net	635	722	(1,182)	2,170
Prepaid expenses and other	669	(528)	1,169	347
Other intangible, net and other assets	(12)	(2)	126	3
Accounts payable	185	2,524	735	411
Accrued expenses and other liabilities	(654)	250	999	1,533
Accrued restructuring and acquisition costs	(746)	3,458	(2,336)	3,129
Deferred revenue	(1,232)	651	(869)	1,544

Net cash used in operating activities	(2,608)	(1,064)	(3,669)	(4,258)

Investing activities:
Purchases of property and equipment	(633)	(59)	(1,390)	(78)
Proceeds from sales of marketable securities	—	13,503	—	30,839
Proceeds from maturities of marketable securities	37,592	19,515	80,247	37,360
Purchases of marketable securities	(35,438)	(8,614)	(73,430)	(41,389)
Net cash paid in connection with the acquisition of RapidStream	—	(16,793)	—	(16,793)

Net cash provided by investing activities	1,521	7,552	5,427	9,939

Financing activities:
Proceeds from the exercise of common stock options and warrants and the sale of common stock through the employee stock purchase plan	54	176	805	546

Net cash provided by financing activities	54	176	805	546

Net increase (decrease) in cash and cash equivalents	(1,033)	6,664	2,563	6,227
Cash and cash equivalents at beginning of period	12,486	13,521	8,890	13,958

Cash and cash equivalents at end of period	$11,453	$20,185	$11,453	$20,185